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                                                                    EXHIBIT 23.1

        CONSENT OF ELLIOTT, TULK, PRYCE, ANDERSON, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,020,000 shares of common stock issuable under the Amended and Restated Information - Highway.com, Inc. Stock Option Plan of our report dated September 15, 1999, with respect to the financial statements of Information-Highway.com, Inc. included in its Annual Report (Form 10-KSB) for the year ended May 31, 1999.


                                     /s/ "Elliott, Tulk, Pryce, Anderson"
                                     Chartered Accountants


Vancouver, Canada
February 4, 2000